Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-160246, 333-162255 and 333-176706) of CSR plc of our report dated February 17, 2012 relating to the consolidated financial statements and effectiveness of internal control over financial reporting of CSR plc, which appear in this Annual Report on Form 20-F for the 52 week period ended 30 December 2011.

/s/ Deloitte LLP
Deloitte LLP
London, United Kingdom

Date: 14 March, 2012

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